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                                                      Registration No. 333-95291

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              QUALCOMM INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                DELAWARE                            95-3685934
----------------------------------       ------------------------------------
   (State or other jurisdiction          (I.R.S. employer identification no.)
of incorporation or organization)

                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
              ----------------------------------------------------
                    (Address of principal executive offices)

                        QUALCOMM INCORPORATED 1991 STOCK
                                   OPTION PLAN
              ----------------------------------------------------
                            (Full title of the plan)

                                IRWIN MARK JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                  858-587-1121
              ----------------------------------------------------
           (Name, Address, and Telephone Number of Agent For Service)


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                            DEREGISTRATION OF SHARES

Effective as of February 27, 2001, the Registrant adopted the QUALCOMM Incorporated 2001 Stock Option Plan (the "2001 Plan"), which is intended to replace its QUALCOMM Incorporated 1991 Stock Option Plan (the "1991 Plan"). Accordingly, no future option grants will be made pursuant to the 1991 Plan. This Post-Effective Amendment No. 1 to the Registrant's Registration Statements on Form S-8 listed below (collectively the "Registration Statements") is filed to deregister 50,541,570 shares previously registered that remain available for future grant under the Registrant's 1991 Plan. The 50,541,570 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under its 1991 Plan on the Registration Statements will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Plan. Please note, however, that 106,280,106 shares remain subject to outstanding options previously granted under the Registrant's 1991 Plan. Accordingly, the Registration Statements will remain in effect to cover the potential exercise of such outstanding options.

        1.     Registration Statement No. 33-45083 filed January 16, 1992;

        2.     Registration Statement No. 33-78150 filed April 26, 1994;

        3.     Registration Statement No. 33-78158 filed April 26, 1994;

        4.     Registration Statement No. 333-2752 filed March 25, 1996;

        5.     Registration Statement No. 333-2754 filed March 25, 1996;

        6.     Registration Statement No. 333-2756 filed March 25, 1996;

        7.     Registration Statement No. 333-32013 filed July 24, 1997;

        8.     Registration Statement No. 333-69457 filed December 22, 1998; and

        9.     Registration Statement No. 333-95291 filed January 24, 2000.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the May 7, 2001.


                              QUALCOMM INCORPORATED



                              By: /s/ IRWIN MARK JACOBS
                                 ----------------------------------------
                                 Irwin Mark Jacobs, Chairman of the Board
                                 and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated.

             Signature                            Title                        Date
             ---------                            -----                        ----

/s/ IRWIN MARK JACOBS                 Chairman of the Board, Chief          May 7, 2001
---------------------------------     Executive Officer and Director        -----------
Irwin Mark Jacobs                     (Principal Executive Officer)


/s/ ANTHONY S. THORNLEY               Executive Vice President and          May 7, 2001
---------------------------------     Chief Financial Officer               -----------
Anthony S. Thornley                   (Principal Financial and
                                      Accounting Officer)


/s/ RICHARD C. ATKINSON               Director                              May 7, 2001
---------------------------------                                           -----------
Richard C. Atkinson

                                      Director
---------------------------------                                           -----------
Adelia A. Coffman


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

                                      Director
---------------------------------                                           -----------
Diana Lady Dougan

                                      Director
---------------------------------                                           -----------
Neil Kadisha

/s/ ROBERT E. KAHN                    Director                              May 7, 2001
---------------------------------                                           -----------
Robert E. Kahn

/s/ JEROME S. KATZIN                  Director                              May 7, 2001
---------------------------------                                           -----------
Jerome S. Katzin

/s/ DUANE A. NELLES                   Director                              May 7, 2001
---------------------------------                                           -----------
Duane A. Nelles

                                      Director
---------------------------------                                           -----------
Peter M. Sacerdote

/s/ FRANK SAVAGE                      Director                              May 7, 2001
---------------------------------                                           -----------
Frank Savage

/s/ BRENT SCOWCROFT                   Director                              May 7, 2001
---------------------------------                                           -----------
Brent Scowcroft

/s/ MARC I. STERN                     Director                              May 7, 2001
---------------------------------                                           -----------
Marc I. Stern

/s/ RICHARD SULPIZIO                  Director                              May 7, 2001
---------------------------------                                           -----------
Richard Sulpizio


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